UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

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[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material under § 240.14a-12

ZOLTEK COMPANIES, INC.
(Name of Registrant as Specified in its Charter)

                    N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 January 7, 2014

Dear Zoltek Shareholder:

We recently mailed to you a proxy statement of Zoltek Companies, Inc. (“Zoltek”) requesting your support of, among other matters, a proposal to approve the proposed Agreement and Plan of Merger (the “Merger Agreement”) and the transactions contemplated thereby (the “Merger”) with Toray Industries, Inc. Upon approval of the Merger at a special meeting of shareholders scheduled to be held on January 23, 2014, Zoltek shareholders will be entitled to receive $16.75 in cash, without interest, for each share of common stock owned. We urge you to carefully review the proxy statement for a full description of the Merger and the matters to be voted upon at the special meeting.

After carefully considering the factors more fully described in the proxy statement, the Zoltek Board of Directors has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and in the best interests of Zoltek and Zoltek’s shareholders and unanimously recommends that you vote “FOR” the approval of the Merger Agreement and the transactions contemplated thereby, the Board also recommends a “FOR” vote on the other proposals presented at the special meeting.

Please Vote Your Zoltek Shares Today!

Regardless of the number of shares you own your vote is very important. We encourage all shareholders to have their voices heard. Approval of the Merger requires the affirmative vote by holders of at least two-thirds of Zoltek’s common shares outstanding and entitled to vote as of the record date, November 25, 2013.

There are three ways to vote your Zoltek shares – each only taking a few moments:

●	By Telephone – Shareholders in the United States can submit their vote by calling the toll-free number indicated on the enclosed proxy card; please have your control number available when calling;
●	By Internet – Shareholders can submit their vote via Internet at www.proxyvote.com; please have the control number located on the proxy card available; or
●	By Mail – Shareholders can vote by mail by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

If you need assistance in voting your shares or have questions regarding the special meeting, please contact MacKenzie Partners, Inc., Zoltek’s proxy solicitor, at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or email at proxy@mackenziepartners.com.

We thank you for your continued support of Zoltek.

Sincerely,

Zoltek Companies, Inc.

If you have questions or need assistance in voting your shares, please contact:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

Special Note Regarding Forward-Looking Statements.

This filing contains certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of us, our directors and officers with respect to, among other things: (1) our financial prospects; (2) our growth strategy and operating strategy, including our focus on facilitating acceleration of the introduction and development of large-volume applications for commercial carbon fibers; and (3) our current and expected future revenue.

This filing also contains statements that are based on the current expectations of Zoltek Companies, Inc. (“Zoltek”). You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

The factors that might cause such differences include, among others: (1) the occurrence of any event, change or other circumstances that could give rise to termination of the merger agreement before the merger is completed; (2) the outcome of any legal proceedings instituted against Zoltek and others following announcement of the merger agreement; (3) our ability to complete the proposed merger due to the failure of Zoltek, Toray Industries, Inc. or TZ Acquisition Corp. to satisfy the conditions to the merger, including, but not limited to, obtaining the approval of Zoltek’s shareholders, antitrust approval and other closing conditions; (4) potential employee retention difficulties as a result of the proposed merger; (5) disruption of Zoltek’s operations as a result of the merger; (6) our ability to realize the benefits of the merger; and (7) other risk factors identified in Zoltek’s filings with the Securities and Exchange Commission (the “SEC”). The forward-looking statements included in this filing are made only as of the date hereof. Zoltek disclaims and does not undertake any obligation to update or revise any forward-looking statement in this filing except as required by law.

Additional Information and Where to Find It.

This filing may be deemed to be solicitation material in respect of the proposed merger. In connection with the proposed merger, Zoltek has filed a definitive proxy statement with the SEC on December 11, 2013. Shareholders and investors are urged to carefully read the definitive proxy statement because it contains important information about the merger.

Shareholders and investors may obtain a free copy of the definitive proxy statement, and other documents filed by Zoltek with the SEC, at the SEC’s website at www.sec.gov. Free copies of the documents filed with the SEC by Zoltek will be available on Zoltek’s website at http://www.zoltek.com/com under the “Investor Relations” tab, or by directing a request to Jill A. Schmidt, Zoltek Companies, Inc., 3101 McKelvey Road, St. Louis, Missouri 63044, telephone number: (314) 291-5110. Investors may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Zoltek and its directors, executive officers and certain members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed merger. Information concerning the interests of the persons who may be participants in the solicitation is set forth in the definitive proxy statement. Information concerning beneficial ownership of Zoltek’s common stock by its directors and certain executive officers is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2013, and subsequent statements of changes in beneficial ownership on file with the SEC.